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                                                                  Exhibit 10.13

                                                                 EXECUTION COPY


                      PREFERRED UNIT REPURCHASE AGREEMENT
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     PREFERRED UNIT REPURCHASE AGREEMENT (this "Agreement") dated as of March
29, 2001 among Contico International, L.L.C., a Delaware limited liability company ("Contico"), Katy Industries, Inc., a Delaware corporation ("Katy") and Newcastle Industries, Inc., a Missouri corporation ("Newcastle").

     WHEREAS, Katy and Newcastle entered into the Members Agreement, dated as of January 8, 1999, as amended (the "Members Agreement") which provides for the terms and conditions of the Preferred Units (as defined therein).

     WHEREAS, simultaneously with entering into this Agreement, Katy is entering into a Preferred Stock Purchase and Recapitalization Agreement (the "Purchase Agreement"), dated as of March 29, 2001, by and between KKTY Holding Company, L.L.C. ("Purchaser"), a Delaware limited liability company and Katy providing, subject to the terms and conditions set forth therein, for (a) the acquisition by Purchaser of certain shares of common stock of Katy (the "Offered Shares") pursuant to a cash tender offer (the "Offer") by Purchaser, which Offered Shares shall not represent more than twenty-nine and nine-tenths percent (29.9%) of the outstanding voting securities of Katy, (b) the purchase by Purchaser from Katy of not less than 400,000 shares of newly issued preferred stock (the "Convertible Preferred Stock") convertible at a ratio of twelve and one-half common shares per share of Convertible Preferred Stock into an aggregate of not less than 5,000,000 common shares, the proceeds of such purchase to be used by Katy to (i) partially repay existing indebtedness of Katy and (ii) pay the Consideration (as defined below) payable pursuant to the terms of this Agreement, and (c) the refinancing of the remaining existing indebtedness of Katy (the matters described in clauses (a) through (c) and the other transactions contemplated by the Purchase Agreement, are collectively referred to herein as the "Recapitalization").

     NOW, THEREFORE, in connection with the Recapitalization and in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto agree as follows:

     SECTION 1.  Definitions.
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     Capitalized terms used herein and not described herein have the respective meaning ascribed to them in the Members Agreement.
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     SECTION 2.  Purchase and Sale of Preferred Units.
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     On the Closing Date (as defined in the Purchase Agreement) Newcastle shall tender to Contico, Contico shall repurchase from Newcastle, and Katy shall cause Contico to repurchase from Newcastle, 165 Preferred Units (the "Repurchase") for a purchase price of $60,000 per Preferred Unit (the "Preferred Unit Consideration"), plus an amount equal to the aggregate accrued but unpaid
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Priority Return Consideration for each such Preferred Unit (the "Additional
Consideration" and together with the Preferred Unit Consideration, the "Consideration"). The Consideration shall be payable by Contico in cash by wire transfer of immediately available funds. Notwithstanding anything herein to the contrary, Newcastle shall not be entitled to receive and Katy shall not be obligated to pay the Consideration unless and until the Closing (as defined in the Purchase Agreement) is consummated.

     SECTION 3.  Waiver.
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     Notwithstanding any language in the Members Agreement to the contrary, the parties hereto acknowledge that, solely for purposes of this Agreement and not in respect of any other transaction, a Change in Control has not occurred in connection with the Recapitalization, and Newcastle hereby knowingly and voluntarily (i) waives all rights under Section 1.5 of the Members Agreement (including, without limitation, its Control Put Right as it relates to the remaining 164 Preferred Units) to the extent such rights arise by reason of the Recapitalization, and (ii) waives, releases and discharges Katy from any and all suits, claims, causes of action, rights, damages, liabilities, and costs that Newcastle has, may have or will have in the future relating to (A) the Control Put Right, as applicable to the Recapitalization, and the Recapitalization, and
(B) Katy granting a security interest in any or all of Contico's assets in order to secure indebtedness of Katy or any of its subsidiaries, including, without limitation, such indebtedness as may be necessary to consummate the transactions contemplated by the Purchase Agreement. No amendment to the Purchase Agreement shall have the effect of expanding or otherwise altering the foregoing waiver or any of Newcastle's other commitments or obligations set forth in this Agreement, in a manner adverse to Newcastle, unless Newcastle gives its consent to such amendment in writing.

     SECTION 4.  Amendment To Members Agreement, Contico Limited Liability
                 ---------------------------------------------------------
Company Agreement.
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     Amendment No.1 to the Members Agreement attached hereto as Exhibit A and
                                                                ---------
the Second Amendment to Amended and Restated Limited Liability Company Agreement of

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Contico set forth below (the "Second Amendment") shall take effect subject to and upon the Closing and the receipt of the Consideration by Newcastle in exchange for the tendered Preferred Units without any further action required to be taken on behalf of Newcastle.

     The Second Amendment is as follows: The definition of "Reserves" set forth in paragraph (41) of Exhibit A to the Amended and Restated Limited Liability Company Agreement of Contico is deleted and amended in its entirety to read as follows:

          (41) The Board shall establish and keep available adequate reserves with respect to working capital, taxes, future capital expenditures, mandatory distributions pursuant to Section 10.1, or for any other purpose, in such amounts as the Board shall reasonably deem necessary or appropriate in its reasonable judgment, and such amounts shall constitute "Reserves."


     SECTION 5.  Termination.
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     This Agreement shall terminate upon the earlier to occur of (i) June 30,
2001, unless the Closing shall have occurred on or prior to such date, in which case this Agreement shall continue in full force and effect or (ii) the termination of the Purchase Agreement, unless in the case of clause (i) above,
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such period of time is extended at the sole discretion of Newcastle; provided that the waiver contained in Section (3) above with respect to the Control Put Right insofar as it relates to the entry by Katy into the Purchase Agreement shall be permanently waived, without regard to the lapse of time or the termination of the Purchase Agreement.


                  [THE FOLLOWING PAGE IS THE SIGNATURE PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                  CONTICO INTERNATIONAL, L.L.C.


                                  By:___________________________________
                                  Name:_________________________________
                                  Title:________________________________

                                  KATY INDUSTRIES, INC.


                                  By:___________________________________
                                  Name:_________________________________
                                  Title:________________________________


                                  NEWCASTLE INDUSTRIES, INC.

                                  By:___________________________________
                                  Name:_________________________________
                                  Title:________________________________


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